Exhibit (a)(5)(iii)

OFFER TO PURCHASE FOR CASH
BY
PEERLESS SYSTEMS CORPORATION
OF
UP TO 13,846,153 SHARES OF ITS COMMON STOCK
AT A PURCHASE PRICE OF $3.25 PER SHARE

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, NOVEMBER 4, 2010, UNLESS THE TENDER OFFER IS EXTENDED.

October 1, 2010

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated October 1, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal, in connection with the tender offer by Peerless Systems Corporation, a Delaware corporation (“Peerless”), to purchase up to 13,846,153 shares of its common stock, par value $.001 per share, at a purchase price of $3.25 per share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal which, as amended and supplemented from time to time, together constitute the tender offer.

Only shares properly tendered and not properly withdrawn will be purchased, upon the terms and subject to the conditions of the tender offer, including the proration provisions thereof. Shares tendered but not purchased pursuant to the tender offer will be returned at Peerless’ expense promptly after the expiration date. Peerless reserves the right, in its sole discretion, to purchase more than 13,846,153 shares in the tender offer, subject to applicable law. See Section 1 of the Offer to Purchase.

If the number of shares properly tendered and not properly withdrawn prior to the expiration date is fewer than or equal to 13,846,153 shares, or such greater number of shares as Peerless may elect to purchase, subject to applicable law, Peerless will, upon the terms and subject to the conditions of the tender offer, purchase all such shares.

Upon the terms and subject to the conditions of the tender offer, if greater than 13,846,153 shares, or such greater number of shares as Peerless may elect to purchase, subject to applicable law, have been properly tendered and not properly withdrawn prior to the expiration date, Peerless will purchase such shares, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional shares, until Peerless has purchased 13,846,153 shares (or such greater number of shares as Peerless may elect to purchase).

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account upon the terms and subject to the conditions of the tender offer.

We call your attention to the following:

1.  The purchase price in the tender offer is $3.25 per share, net to you in cash, less any applicable withholding taxes and without interest.

2.  You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3.  The tender offer is not conditioned upon obtaining financing or any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 6 of the Offer to Purchase.

4.  The tender offer, proration period and withdrawal rights with respect to the tender offer will expire at 5:00 p.m., New York City time, on Thursday, November 4, 2010, unless the tender offer is extended.

5.  The tender offer is for up to 13,846,153 shares, constituting approximately 84.2% of Peerless’ outstanding common stock as of September 24, 2010.

6.  Tendering stockholders who are registered stockholders or who tender their shares directly to Wells Fargo Shareowner Services, the Depositary for the tender offer, will not be obligated to pay any brokerage commissions, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of shares to Peerless pursuant to the tender offer.

 7.  Peerless’ board of directors has approved the tender offer, but makes no recommendation to you as to whether to tender or refrain from tendering any shares. You should carefully evaluate all information in the Offer to Purchase and the related Letter of Transmittal, consult with your own financial and tax advisors, and make your own decisions about whether to tender shares, and, if so, how many shares to tender.

8.  Each of Timothy E. Brog, Chairman and Chief Executive Officer of Peerless, who beneficially owns 545,198 shares, William Neil, Chief Financial Officer of Peerless, who beneficially owns 197,557 shares, Eric Kuby, who will be nominated to the board at the closing of the offer and beneficially owns 351,547 shares, and Jeffrey A. Hammer, a director who beneficially owns 50,416 shares, has informed Peerless that he does not intend to tender any of his shares.  Steven M.  Bathgate, a director of Peerless, has advised Peerless that he and members of his immediate family intend to retain 181,919 shares beneficially owned by them and will tender in the offer 290,000 shares of common stock beneficially owned by them. Bandera Partners LLC and its affiliates (collectively, “Bandera”), who own 3,599,320 shares of common stock, or approximately 21.9% of the outstanding shares, have agreed to tender in the offer all of their shares and Gregory Bylinsky and Jefferson Gramm, Bandera’s representatives on our board of directors, have agreed to exercise all of their vested options and tender in the offer the shares received upon such exercise.  In addition, Caburn Management, LP, which holds dispositive power over 323,672 shares of common stock or approximately 2.0% of the outstanding shares, has agreed to tender in the offer such shares. See Sections 2 and 10 of the Offer to Purchase.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form as promptly as possible. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE TENDER OFFER. PLEASE NOTE THAT THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, NOVEMBER 4, 2010, UNLESS PEERLESS EXTENDS THE OFFER.

The tender offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the applicable laws of such jurisdiction.

INSTRUCTION FORM WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
BY
PEERLESS SYSTEMS CORPORATION
OF
UP TO 13,846,153 SHARES OF ITS COMMON STOCK
AT A PURCHASE PRICE OF $3.25 PER SHARE

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 1, 2010, and the related Letter of Transmittal, in connection with the tender offer by Peerless Systems Corporation, a Delaware corporation (“Peerless”), to purchase up to 13,846,153 shares of its common stock, par value $.001 per share, at a purchase price of $3.25 per share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal which, as amended and supplemented from time to time, together constitute the tender offer.

The undersigned hereby instruct(s) you to tender to Peerless the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, under the terms and subject to the conditions of the tender offer.

Number of shares to be tendered by you for the account of the undersigned:                               shares. Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.

Account Number(s):

Signature(s):

Name(s):
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Address(es):
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Area Code/Phone Number(s):	( )

Taxpayer Identification or Social Security Number(s):

Dated:  October 1, 2010